Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): December 29, 2005




                        Commission File Number:   333-57780



                             INTERCARE DX, INC.
             (Exact name of registrants specified in its charter)

               California                          95-4304537

      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)


                         900 Wilshire Avenue, Suite 500
                          Los Angeles, California 90017
                       (213) 627-8878 Fax: (213) 627-9183



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

SECTION  1.   Registrant's Business and Operations              Not  Applicable

SECTION  2.   Financial  Information                            Not  Applicable

SECTION  3.   Securities and Trading Markets                    Not  Applicable

SECTION  4.   Matters Relating to Accountants and
Financial Statements                                            Not  Applicable

SECTION  5.  Corporate governance and Management                Not  Applicable

SECTION  6.  Reserved                                           Not  Applicable

SECTION  7.  Regulation FD

On December 29, 2005, the registrant issued a press release announcing a joint Product Teaming and Preferred Implementation partner agreement with Novantus Corporation.

SECTION  8:  Other Events                                      Not  Applicable

SECTION  9:  Financial Statements and Exhibits                 Not  Applicable

Exhibit 99.1
A Copy of press release announcing the joint product marketing agreement with Excel-Medical Electronics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        InterCare DX,  Inc.
                                          (Registrant)

Date:  December 29, 2005              By:/s/  Anthony  C.  Dike
                                      -------------------------
                                          Anthony  C.  Dike
                                 (Chairman, Chief Executive Officer)

Exhibit 99.1

FOR  IMMEDIATE  RELEASE:  Thursday   December  29,  2005,  6am  EST

InterCare  announces  Project  Teaming  and  Preferred  Implementation  Partner
                     Agreement  with  Novantus  Corporation.

Culver City, California, December 29, 2005 Anthony C. Dike, MD, Chairman and CEO of InterCare DX, Inc, . (OTCBB: ICCO), announced today that InterCare has entered into a project teaming and preferred implementation partner agreement with Novantus Corporation, based in Agoura Hills, California.
Under the terms of this agreement, the two companies will integrate Novantus Umbrella Product Suite which includes but not limited to Novantus Intelligent Server, Distributor Suite (Supply Chain Management and Inventory Control );Customer Relations Management (CRM), Human Capital Management, Financial and Accounting, and Health Insurance Benefit Management Software to InterCare's ICE Electronic Health Record, Telemedicine and Tele-health System.
In addition, Novantus will provide to InterCare and its business partners on a pre-defined contractual terms, ICE software implementation and support worldwide.

 "We continue to add more value to our innovative ICE software technology, and are poised to deploy one of the most advanced healthcare information technology system in the industry, by seamlessly integrating ICE software with other leading software products like the Novantus Umbrella Software product suites. We look forward to working with Mr. Chike Nwasike and his Novantus team, whose previous clients include companies such as IBM, Comerica, US Bancorp, Wells Fargo Bank, Bank of America, Washington Mutual, Glendale Federal, First Bank of Chicago, Multibanco Comermex--Mexico, Union Bank, Harris Bank & Thrift, Thrifty Corporation, Microsoft, Key Bank Albany, M & T Bank Buffalo, Blue Cross of California, Disney Corporation and Southern California Edison, among others, as our preferred ICE software implementation and technical support partner." said Dike.

"Having reviewed so many healthcare information management software programs in the industry, we are proud to say that ICE represents the best of the breed, with its tightly integrated, intuitive and very user friendly interface. This is consistent with our strategy of offering an end to end business solution to our clients. We look forward to a very successful and profitable business relationship with InterCare". said Nwasike, Chairman and CEO of Novantus Corporation.

About  Novantus

Novantus Corporation with business locations in three continents, creates software solutions based on a unique architecture that provides a three-dimensional view of organizations, companies, customers and vendors. The Novantus family of web-native software provides an integrated end-to-end solution that enables companies to manage their enterprise and provide ERP and CRM tools in a secure web based environment. For more information about our products and services, please visit our website at WWW.NOVANTUS.COM
                                                           ----------------

About  InterCare  DX,  Inc.

InterCare DX, is an innovative software products development and services company specializing in developing healthcare management and information systems solutions. The company markets and resells the InterCare Clinical Explorer (ICE(tm) which is designed to integrate every aspect of the healthcare enterprise. For additional information, visit WWW.INTERCARE.COM.
                                                 -----------------

NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that are forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the company's results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological and other factors discussed in the statements and/or in the company's filings with the Securities and Exchange Commission.

                             #  #  #

CONTACTS:
                       For  InterCare DX
                       Anthony  C.  Dike,  MD/Chairman  and  CEO
                       213-627-8878

                       For  Novantus
                       Robert  Reichmann/COO
                       818  878  9872